UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 24, 2009

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-2979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2009, the Human Resources Committee (the “Committee”) of the Board of Directors of Wells Fargo & Company (the “Company”) granted to each of John G. Stumpf, President and Chief Executive Officer, Howard I. Atkins, Senior Executive Vice President and Chief Financial Officer, David A. Hoyt, Senior Executive Vice President and head of Wholesale Banking, and Mark C. Oman, Senior Executive Vice President and head of Home and Consumer Finance, Retention Performance Shares under the Company’s Long-Term Incentive Compensation Plan (LTICP), subject to the achievement of specified performance criteria and satisfaction of additional conditions summarized below. The awards provide an incentive for these executives to remain with and provide valuable leadership and services to the Company. The awards will vest after three years of service in the first quarter of 2013, with the target number of Retention Performance Shares for each executive subject to adjustment upward or downward based on the Company’s performance over the three-year period ending December 31, 2012 with respect to specified performance criteria relative to the companies comprising the KBW Bank Sector Index as of December 31, 2012. In no event will the final number of Retention Performance Shares received by each of the executives be greater than 150% of the executive’s applicable target award number, plus any applicable dividend equivalents as described below.

The following table shows the target number of Retention Performance Shares granted to Messrs. Stumpf, Atkins, Hoyt and Oman:

Target Number of Retention Performance Shares
John G. Stumpf	379,600
Howard I. Atkins	189,800
David A. Hoyt	189,800
Mark C. Oman	189,800

Each of the executives will forfeit the Retention Performance Shares if he terminates his employment with the Company prior to the vesting date for the Retention Performance Shares, other than because of his death, permanent disability or retirement. Upon the executive’s retirement prior to the vesting date for the Retention Performance Shares, the award will vest upon the scheduled vesting date provided the executive meets certain additional vesting conditions following termination of employment through such vesting date. Those additional conditions are (1) complying with the terms of an agreement with the Company regarding non-disclosure of trade secrets and other confidential information, and the non-solicitation of team members and customers, (2) complying with specified non-disparagement requirements, and (3) not performing services as an officer, director, employee, consultant or otherwise for any business which is in competition with any line of business of the Company or its affiliates for which the executive had executive responsibilities while employed by the Company or its affiliates and which does business in any location in the geographic footprint of the Company in which the executive had executive responsibilities.

The Committee required as a condition to receiving the awards, that each of Messrs. Stumpf, Atkins, Hoyt and Oman agree to hold, while employed by the Company and for at least one year after retirement, shares of Company common stock equal to at least 50% of the after-tax shares (assuming a 50% tax rate) acquired upon vesting and settlement of the Retention Performance Shares. The Committee may reduce, delay vesting, modify, revoke, cancel, impose additional conditions and restrictions on or recover all or a portion of the awards if the Committee deems it necessary or advisable to comply with applicable law or regulation. In addition, the awards are subject to recovery or “clawback” in certain circumstances under the Company’s Clawback Policy as adopted November 17, 2009. The Retention Performance Shares include the right to receive dividend equivalents to be reinvested in Company common stock in the form of additional Retention Performance Shares. The additional Retention Performance Shares will be distributed in shares of Company common stock when, and if, the underlying Retention Performance Shares vest and are distributed. For more information about the grant terms, refer to the form of Retention Performance Share Award Agreement filed as Exhibit 10(a) to this report and incorporated herein by reference. The foregoing description of the terms and conditions of the Retention Performance Share grants is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10(a)	Form of Retention Performance Share Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2009	WELLS FARGO & COMPANY

	By:	/s/ JULIE M. WHITE
Julie M. White
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10(a)	Form of Retention Performance Share Award Agreement